Exhibit 21.01

MercadoLibre, Inc.

List of Subsidiaries

Parent company:

MercadoLibre, Inc.

Delaware, USA

Date of Incorporation: October 15, 1999

Subsidiaries:

MercadoLibre S.R.L. (Argentina)

Date of Incorporation: July 29, 1999

MercadoLibre S.A. de C.V. (Mexico)

Date of Incorporation: October 6, 1999

MercadoLivre.Com Atividades de Internet Ltda. (Brazil)

Date of Incorporation: August 16, 1999

MercadoLibre Chile Ltda. (Chile)

Date of Incorporation: January 20, 2000

MercadoLibre Colombia, S.A. (Colombia)

Date of Incorporation: February 7, 2000

MercadoLibre Venezuela S.A. (Venezuela)

Date of Incorporation: March 1, 2000

Ibazar.com Atividades de Internet Ltda. (Brazil)

Date of Incorporation: September 16, 1999

MercadoLibre S.A. (Uruguay)

Date of Incorporation: March 23, 2004

Former name: MercadoLibre ZonaAmerica S.A.

MercadoLibre Ecuador S.A. (Ecuador)

Date of Incorporation: July, 12, 2006

MercadoLibre Perú S.A. (Peru)

Date of Incorporation: January 26, 2000

Former name: Deremate.com del Peru SA

Hammer.com, LLC

Delaware, USA

Date of Incorporation: November 1, 2005

MercadoPago, LLC

Delaware, USA

Date of Incorporation: April 10, 2006

ListaPop, LLC

Delaware, USA

Date of Incorporation: April 20, 2007

Deremate.com de Mexico S.A. de C.V. (Mexico)

Date of Incorporation: November 9, 1999

Deremate.com de Uruguay S.A. (Uruguay)

Date of Incorporation: June 14, 1999

Deremate.com de Venezuela S.A. (Venezuela)

Date of Incorporation: February 17, 2000

Deremate.com de Venezuela S.A. (Colombian Branch) (Colombia)

Date of Incorporation: April 18, 2000

eBazar.com.br Ltda. (Brazil)

Date of Incorporation: February 11, 1999

MercadoPago.com Representações Ltda. (Brazil)

Date of Incorporation: December 2, 2008

MercadoPago Colombia S.A. (Colombia)

Date of Incorporation: October 31, 2006

MercadoPago S.A. (Chile)

Date of Incorporation: April 11, 2006

Servicios Administrativos y Comerciales, LLC (Delaware)

Date of Incorporation: October 11, 2007

PSGAC Prestadora de Servicios Gerenciales, Administrativos y Comerciales, S.A. de C.V (Mexico)

Date of Incorporation: November 12, 2007

Classifieds LLC (Delaware)

Date of Incorporation in Delaware: July 11, 2008

Former name: CMG Classified Media Group, Inc.

Former jurisdiction: Panama

Grupo Veneclasificados C.A. (Venezuela)

Date of Incorporation: March 11, 2003

Colclasificados S.A. (Colombia)

Date of Incorporation: October 17, 2007

DeRemate.com de Argentina S.A. (Argentina)

Date of Incorporation: August 19, 1999

Former name: Etaskforce S.A.

DeRemate.com Chile S.A. (Chile)

Date of Incorporation: January 24, 2000

Interactivos y Digitales México S.A. de C.V. (Mexico)

Date of Incorporation: February 6, 2007

MercadoLibre Costa Rica S.R.L. (Costa Rica)

Date of Incorporation: December 17, 2009

Meli Participaciones S.L. (Spain)

Date of Incorporation: October 13, 2010

A.P. Clasificados, S. de R.L. de C.V. (Mexico)

Date of incorporation: August 29, 2011

Autopark, LLC (Delaware, USA)

Date of incorporation: August 9, 2011

Autopark Classifieds, LLC (Delaware, USA)

Date of incorporation: August 17, 2011

Meli Uruguay S.R.L. (Uruguay)

Date of incorporation: May 30, 2011

Marketplace Investments, LLC (Delaware, USA)

Date of incorporation: October 11, 2011

Meli Technology, Inc. (California, USA)

Date of incorporation: July 1, 2011